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                                                                   Exhibit 10.21

                        EXETER VENTURE MANAGEMENT CORPORATION
                                 10 East 53rd Street
                              New York, New York  10022


                                                                 October 9, 1996


Golden State Acquisition Corp.
60 East Sir Francis Drake Boulevard, Suite 302
Larkspur, California  94939

Ladies and Gentlemen:

     This letter sets forth the agreement and understanding (the "Agreement") among Golden State Acquisition Corp. (together with its wholly-owned subsidiary, Golden State Vintners ("GSV"), collectively "GSAC"), and Exeter Venture Management Corporation ("Exeter"), regarding the performance by Exeter of certain financial advisory services, as further described below.

     1. GSAC hereby acknowledges the performance by Exeter of certain financial advisory services to GSAC and its management with respect to certain proposed debt and equity restructuring matters (collectively, the "Transactions") which include, without limitation: (i) structuring and negotiating the redemption of shares of GSAC's Class A Common Stock held by FAC, Ltd. and shares of Class B Common Stock held by Exeter Equity Partners, L.P. and Exeter Venture Lenders, L.P. (together, the "Exeter Partnerships"), (ii) obtaining, structuring and negotiating the refinancing of a credit facility from Sanwa Bank of California (the "Sanwa Refinancing"), (iii) structuring and negotiating the refinancing of a credit facility from John Hancock Mutual Life Insurance Company (the "Hancock Refinancing"), and (iv) certain other financial and restructuring matters.

     2. As consideration for the performance by Exeter of financial advisory services in connection with GSAC's repurchase of: (i) 650,000 shares of Class A Common Stock held by FAC, Ltd. for an aggregate price of $4,719,000 and (ii) 339,709 shares of Class B Common Stock held by the Exeter Partnerships for an aggregate price of $2,466,287, GSAC shall, on or prior to the Closing Date, pay to Exeter by wire transfer of immediately available funds, a fee in an amount in cash equal to $125,000.

     3. As consideration for the performance by Exeter of financial advisory services in connection with: (i) the Sanwa Refinancing, including obtaining an increase in the line of credit available to GSAC and GSV to $24,000,000, (ii) the Hancock refinancing and (iii) certain other financial advisory and restructuring matters, GSAC shall, on or prior to the Closing

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Date, pay to Exeter by wire transfer of immediately available funds, a fee in an amount in cash equal to $125,000.

     4. As consideration for the performance of financial advisory services by Exeter in connection with obtaining certain consents necessary to complete the Transactions, GSAC shall, on or prior to the Closing Date, pay to Exeter by wire transfer of immediately available funds, a fee in an amount in cash equal to $125,000.

     5. The parties hereto agree that Exeter has and may in the future perform services contemplated hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. As a result of this Agreement, neither Exeter nor its partners, employees or agents shall be considered employees or agents of GSAC, nor shall any of them have authority to contract in the name of or bind GSAC, in either case except as otherwise expressly agreed to in writing by GSAC.

     6. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     If the foregoing correctly sets forth the understanding and agreement between Exeter and GSAC, please so indicate in the space provided below for this purpose, whereupon this letter shall constitute a binding agreement.

                         EXETER VENTURE MANAGEMENT
                         CORPORATION


                         By:  /s/ KEITH R. FOX
                            -------------------------------
                              Name: Keith R. Fox
                                    ----------------------
                              Title: President
                                    ----------------------


Accepted and Agreed to
as of October 9, 1996:

GOLDEN STATE ACQUISITION CORP.


By:  /s/ JEFFREY J. BROWN
     ------------------------------
     Name:     Jeffrey J. Brown
     Title:    Director
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